UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2012

EQM Technologies & Energy, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54750	20-5754991
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1800 Carillon Boulevard, Cincinnati, Ohio	45140
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 825-7500

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events.

EQM Technologies & Energy, Inc. (the “Company”) has received notice of a formal determination of the Small Business Administration (the “SBA”) that the Company’s wholly-owned subsidiary, Environmental Quality Management, Inc. (“EQ”), is no longer a small business for purposes of qualifying for small business set asides on federal government procurements. EQ is reviewing its options with respect to the foregoing. EQ intends to appeal the SBA’s determination on legal grounds and to apply for recertification as a small business on the basis of a change in the underlying facts that served as the basis of the SBA’s determination. There can be no assurance that EQ will be successful on such appeal or in obtaining such recertification.

The Company believes that as a result of the SBA’s determination EQ is not permitted to bid on future small business set asides for federal government procurements, but is permitted to continue performing under its existing contracts previously awarded as small business set asides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2012	EQM Technologies & Energy, Inc.

	By:	/s/ James E. Wendle
Name: James E. Wendle
Title: President and Chief Operating Officer